United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2010

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive Las Vegas, Nevada (Address of Principal Executive Offices)	89119-3720 (Zip Code)
Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)          Dismissal of previous independent registered public accounting firm:

On March 17, 2010, the Audit Committee (the “Audit Committee”) of Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm.

The Audit Committee conducted a competitive process to select a firm to serve as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2010. The Audit Committee invited several firms to participate in this process, including Deloitte, who has been serving as the Company’s independent registered public accounting firm since we became a public company in fiscal 1996.

Deloitte's audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended October 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended October 31, 2009 and 2008 and in the subsequent interim period ended January 31, 2010, and through March 17, 2010, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which would have caused Deloitte to make reference to the subject matter of the disagreement in their reports on our consolidated financial statements. In addition, during such periods, there were no  “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K except as described below. As disclosed in the Registrant’s Form 10-K for the fiscal year ended October 31, 2008, management identified a material weakness in the design and operating effectiveness of the Company’s internal control over financial reporting due to deficiencies in the design and operation of our periodic inventory counting procedures for the period ended October 31, 2008. Although these deficiencies did not result in a material misstatement for such period, the Company’s compensating monitoring controls were not operating at a sufficient level of precision to prevent or timely detect a material misstatement in our inventory for an interim or annual period. As a result of the identification of this material weakness, we performed physical inventory counts of the Las Vegas warehouse and domestic service locations, in order to prepare the consolidated financial statements in accordance with generally accepted accounting principles in the United States of America. As of October 31, 2009, we concluded that the controls designed to track raw materials through the manufacturing process were operating effectively at fiscal year end to ensure inventory was accurately stated at year end and that we have remediated this material weakness. The Audit Committee discussed this matter with Deloitte, and we have authorized Deloitte to respond fully to any inquiries by the successor accounting firm about this matter.

We provided Deloitte with a copy of the disclosures in this Current Report on Form 8-K and requested that Deloitte furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Deloitte’s letter dated March 23, 2010 is attached as Exhibit 16.1.

(b)          Engagement of new independent registered public accounting firm:

On March 17, 2010, the Audit Committee of the Company engaged PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

During the years ended October 31, 2009 and 2008, and the subsequent interim period ended January 31, 2010, and through March 17, 2010, neither the Company nor anyone on its behalf has consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

16.1       Letter, dated March 23, 2010, from Deloitte & Touche LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: March 23, 2010

/s/TIMOTHY J. PARROTT
Timothy J. Parrott
Chief Executive Officer